Exhibit 99.1

ETHZilla Announces First Ever Tradable Tokenized Aviation Assets on Ethereum Network Secured by Jet Engines on Lease with a Leading U.S. Air Carrier

Marks first deployment of ETHZilla’s tokenized finance framework for cash-flow-generating real-world assets

PALM BEACH, Fla., – Feb. 12, 2026 – ETHZilla Corporation (Nasdaq: ETHZ) (together with its affiliates, unless context requires otherwise, “ETHZilla”), a financial technology company building institutional-grade infrastructure for real-world asset tokenization, today announced the launch by its newly formed wholly owned special purpose subsidiary ETHZilla Aerospace LLC (“ETHZilla Aerospace”) of the Eurus Aero Token I, a first-of-its-kind tokenized real-world asset instrument, enabling investors to gain exposure to aircraft engines on lease with a leading US air carrier through tradable digital tokens representing contractual revenue rights.

The Eurus Aero Token I is being offered by ETHZilla Aerospace exclusively through the Liquidity.io ecosystem. The token is designed to provide accredited investors with direct exposure to contracted, asset-backed cash flows generated by leased commercial jet engines—an asset class historically only available through private aviation leasing funds or large securitized institutional transactions. By structuring the investment around defined lease terms and customary contractual and operational protections, ETHZilla Aerospace is offering a transparent, income-oriented alternative to traditional private aerospace leasing structures. Tokenization using Layer 2 (L2) protocols on the Ethereum network enables on-chain verification of token holders, automated distributions, and a regulated framework intended to modernize access to real-world, income-producing assets. The token is backed by two CFM56 commercial jet engines acquired by ETHZilla for a total of approximately $12.2 million. The tokens will be offered for $100 each, with a minimum purchase of 10 tokens, and have a target rate return of approximately 11% based on holding for the full term of the lease.1

“This transaction marks an important milestone in our effort to bring real-world, income-producing assets on-chain at institutional scale,” said McAndrew Rudisill, chairman and chief executive officer of ETHZilla. “Offering a token backed by engines leased to one of the largest and most profitable U.S. airlines serves as a strong use case in applying blockchain infrastructure to aviation assets with contracted cash flows and global investment demand. The Eurus Aero Token I expands investment access and modernizes fractional asset ownership in markets that have historically been available only to institutional credit and private equity.”

The launch of the Eurus Aero Token I represents the first deployment of ETHZilla’s tokenized finance framework for real-world, income producing assets, following months of platform development and previously announced partnerships. Since its inception in August 2025, ETHZilla has built the core capabilities needed to structure, originate, and distribute tokenized RWAs through its investment in Liquidity.io, a regulated financial institution with a broker-dealer license and authorization to list and trade multiple assets and securities as digital assets.

Under the structure discussed above, the engines are leased to a leading U.S. air carrier, by ETHZilla Aerospace, generating monthly cash receipts that include base rent and utilization-based payments. These cash flows will be collected and then distributed on-chain through an ERC-20 token structure, with monthly distributions made to token holders in cash or immediately available funds, to the extent that funds are available for distribution. Each token is secured by a collateral package consisting of aircraft engines, related lease receivables, reserves, and insurance proceeds pursuant to the transaction agreements with ETHZilla Aerospace serving as the issuer under ETHZilla’s management. The leases extend into 2028, providing defined contractual cash flows. The engines are currently unlevered, and ETHZilla does not expect that debt will be used in Eurus Aero Token I to enhance yield.

[1]	Actual results may differ materially

Engine maintenance and servicing while on lease will be performed by the air carrier with post lease completion by Aero Engine Solutions, an established jet engine services provider. Each lease includes a $3 million put/call right, which allows ETHZilla Aerospace to sell, or requires it to sell at the conclusion of the lease, depending on which party exercises, the engine to the jet engine services provider (subject to customary conditions requirements). Additionally, any residual proceeds left at the end of the lease term are expected to be distributed to token holder’s pro rata after applicable taxes, and as a result, such token holders could benefit from both current income and end-of-term capital recovery.

The transaction marks ETHZilla’s entry into the large and growing aerospace industry anchored by high-quality, high-yielding assets, establishing a foundation for tokenization that we believe extends beyond the two initial engines brought onto Ethereum L2s. The tokenized interests will initially be offered exclusively to accredited investors, subject to applicable regulatory requirements, including Regulation D, and platform conditions.

Building on ETHZilla’s existing tokenized finance capabilities, ETHZilla expects to launch Ethereum L2 tokens for additional asset classes in the near future, including manufactured home loans and car loans through its existing agreements with Zippy and Karus.

About ETHZilla

ETHZilla Corporation (Nasdaq: ETHZ) is an early mover in developing Ethereum-based infrastructure for tokenized real-world assets, bridging traditional finance with blockchain technology. ETHZilla plans to transform illiquid, institutional-grade assets—from auto loans to aerospace equipment—into programmable, tradable financial products on Ethereum Layer 2 protocols. Through a regulated platform and strategic partnerships, ETHZilla is expanding global access to investment opportunities that have historically been limited to select institutions. By tokenizing real-world assets at scale, ETHZilla is creating a new asset class that combines the regulation and stability of traditional finance with the efficiency and accessibility of blockchain technology, which it believes will mark the beginning of a fundamental shift in how real-world value moves through global markets.

No Offer or Solicitation

This press release and the information contained herein is for informational purposes only and is not a solicitation of an offer to buy or exchange any securities, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Act”), or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Act. Investors should read carefully any other document (including a prospectus or private placement memorandum) that may be issued in connection with the investment and any statements or information provided herein is qualified in its entirety by any information contained in any such document.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the acquisition of the engines, expectations with respect to future performance, including the expected return on invested capital, and growth of ETHZilla; the ability of ETHZilla to execute its plans, undertake tokenization activities and achieve future performance.

Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond ETHZilla’s control, and actual results may differ materially. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “targets,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

Applicable risks and uncertainties include, among others, the performance of the Eurus Aero Token I being issued by ETHZilla Aerospace, including anticipated yields thereof; ETHZilla Aerospace’s ability to complete the offering; the Eurus Aero Token I lacking a guarantee by ETHZilla or any other affiliate of ETHZilla Aerospace and there being no recourse to ETHZilla or any other affiliate of ETHZilla Aerospace; failure to realize the anticipated benefits of the tokenization of real-word assets (including the engines discussed above) and other risks associated therewith, including litigation, regulatory, and others; failure to realize the anticipated benefits of ETHZilla’s digital asset treasury strategy; previously disclosed stock repurchase program; ETHZilla’s ability to achieve profitable operations; risks relating to ETHZilla’s recent acquisitions; expectations regarding the capitalization, resources and ownership structure of ETHZilla; ETHZilla’s digital asset treasury strategy, the digital assets held by ETHZilla, ETHZilla’s current and anticipated yield strategies, including its participation in DeFi protocols and tokenization of real-world assets; fluctuations in the market price of ETH that will impact ETHZilla’s accounting and financial reporting; government regulation of cryptocurrencies; ETHZilla’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the ETHZilla’s OTC transactions, including ETHZilla’s ability to repay such facilities, covenants associated therewith and security interests associated therewith, including security interests over certain of our cash and ETH; risks relating to ETHZilla’s previously announced ATM offering, including potential downward pressure on ETHZilla’s stock price associated therewith; risks relating to ETHZilla’s operations and business, including the highly volatile nature of the price of ETH and other cryptocurrencies; the risk that ETHZilla’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which ETHZilla does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving ETHZilla; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and ETHZilla’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in ETHZilla’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and ETHZilla’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as well as the supplemental risk factors and other information ETHZilla has or may file with the SEC. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in ETHZilla’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which ETHZilla holds, impairment charges may be required to be reported in net income if the market price of such assets (including ETH) falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read ETHZilla’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and ETHZilla undertakes no obligation to update any forward-looking statements except as required by law. ETHZilla’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media and Investor Contact:

John Kristoff

SVP, Corporate Communications and IR
IR@ethzilla.com

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